                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [ ]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                 HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ]  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(i)(1), or 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

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     (3)  Filing Party:

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     (4)  Date Filed:

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

[HARMAN INTERNATIONAL LOGO]
                                                    HARMAN INTERNATIONAL
                                                  INDUSTRIES, INCORPORATED
                                              1101 Pennsylvania Avenue, N.W.,
                                                         Suite 1010
                                                   Washington, D.C. 20004

                                                     September 14, 2001

Dear Harman International Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders to be held on Monday, November 5, 2001 at 11:00 a.m. at Tavern on the Green, at Central Park at West 67th Street, New York, New York. Information about the meeting, the nominees for Director and other action to be taken is presented in the following Notice of Annual Meeting of Stockholders and Proxy Statement.

     In addition to presenting formal items of business at the meeting, management will report on our Company's operations during fiscal year 2001 and comment on our outlook for the current fiscal year. The report will be followed by a question and answer period.

     It is important that your shares be represented at the meeting regardless of the number of shares you hold. To ensure representation of your shares, please sign, date and return the enclosed proxy card promptly.

     We look forward to seeing you on November 5th.

                                         Sincerely,

                                         /s/ Sidney Harman

                                         Sidney Harman
                                         Executive Chairman

[HARMAN INTERNATIONAL LOGO]
                          HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                NOVEMBER 5, 2001

                            ------------------------

     The 2001 Annual Meeting of Stockholders of Harman International Industries, Incorporated ("Company") will be held at Tavern on the Green, at Central Park at West 67th Street, New York, New York on November 5, 2001 at 11:00 a.m. for the following purposes:

        (1) To elect two directors, each to serve for a three-year term expiring at the 2004 Annual Meeting of Stockholders; and

        (2) To transact other business that properly comes before the meeting.

     Stockholders of record as of the close of business on September 10, 2001 are entitled to notice of, and to vote at, the meeting.

     If you plan to attend the meeting and will need special assistance or accommodation due to a disability, please describe your needs on the enclosed proxy card. Also enclosed is the Company's Annual Report for fiscal year 2001.

                                            By Order of the Board of Directors

                                            /s/ Frank Meredith

                                            Frank Meredith
                                            Secretary

Washington, D.C.
September 14, 2001

                                   IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND IN PERSON, PLEASE VOTE BY SIGNING, DATING AND
  RETURNING THE ENCLOSED PROXY AS SOON AS POSSIBLE USING THE ENCLOSED POSTAGE
                               PREPAID ENVELOPE.

                 HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED
                         1101 PENNSYLVANIA AVENUE, N.W.
                                   SUITE 1010
                             WASHINGTON, D.C. 20004

                            ------------------------

                                PROXY STATEMENT
                            ------------------------

     This Proxy Statement provides you with information in connection with the solicitation of proxies by the Board of Directors ("Board") of Harman International Industries, Incorporated ("Company") for use at the 2001 Annual Meeting of Stockholders or any adjournment ("Meeting"). This Proxy Statement also provides you with information you will need in order to consider and to act upon the matters specified in the accompanying Notice of Annual Meeting. This Proxy Statement and the enclosed proxy card were first sent or given to stockholders on or about September 14, 2001.

     Holders of record of the Company's common stock ("Common Stock"), as of the close of business on September 10, 2001 are entitled to vote at the Meeting. Each stockholder of record as of that date is entitled to one vote for each share of Common Stock held. On September 10, 2001, there were 37,773,747 shares of Common Stock outstanding.

     You cannot vote your shares of Common Stock at the Meeting unless you are present or represented by proxy. You may revoke your proxy at any time prior to the vote at the Meeting by (a) delivering a written notice revoking your proxy to the Company at the above address, (b) delivering a new proxy to the Company at the above address, or (c) voting in person at the Meeting.

     All properly executed proxies, unless revoked in accordance with the preceding instructions, will be voted at the Meeting in accordance with your directions on the proxy. With respect to the election of two Directors to serve until the 2004 Annual Meeting, stockholders voting by proxy may vote in favor of both nominees, may withhold their vote for both nominees or may withhold their vote as to a specific nominee.

     If no specific instructions for the matters to be acted upon at the Meeting are given in a properly executed proxy, the shares of Common Stock represented by the proxy will be voted FOR the election of the two nominees for Director listed under the caption "Election of Directors."

     In order to validly conduct business at the Meeting, a majority of the outstanding shares of Common Stock must be represented in person or by proxy at the Meeting. Abstentions are counted as being represented at the Meeting.

                             ELECTION OF DIRECTORS
                             (ITEM 1 ON PROXY CARD)

     Two Directors will be elected at the Meeting. This section contains information relating to the two nominees for Director and the Directors whose terms of office continue beyond the Meeting. The nominees for Director, if elected, will serve for a three-year term expiring at the 2004 Annual Meeting. The Board expects that the nominees will be available for election at the time of the Meeting. If, for any reason, a nominee should become unavailable for election, the shares of Common Stock voted FOR that nominee by proxy will be voted for a substitute nominee designated by the Board, unless the Board reduces the number of Directors.

     The candidates for Director will be elected by the affirmative vote of a plurality of the shares of Common Stock actually voted in person or by proxy at the Meeting. Any action other than a vote FOR a nominee Director will be counted as a vote against the nominee.

           THE BOARD RECOMMENDS A VOTE FOR ELECTION OF BOTH NOMINEES.

NOMINEES TO BE ELECTED AT THE MEETING

     BERNARD A. GIROD, age 59, has been Vice Chairman of the Board since July 2000, Chief Executive Officer of the Company since 1998 and a Director of the Company since 1993. Mr. Girod also served as President of the Company from 1994 to 1998, Chief Operating Officer of the Company from 1993 to 1998, Secretary of the Company from 1992 to 1998 and Chief Financial Officer of the Company from 1986 to 1995 and from 1996 to 1997.

     ANN MCLAUGHLIN KOROLOGOS, age 59, has been a Director of the Company since 1995. She served as Secretary of Labor of the United States from 1987 until 1989. Ms. Korologos is a Director of AMR Corporation (and its subsidiary, American Airlines), Fannie Mae, Host Marriott Corporation, Kellogg Company, Microsoft Corporation, and Vulcan Materials Company. She is a Senior Advisor to Benedetto, Gartland & Company, Inc., Chairman Emeritus of the Aspen Institute, and a member of the Board of Overseers of the Wharton School of the University of Pennsylvania.

DIRECTORS WHOSE TERMS EXTEND BEYOND THE MEETING

     SIDNEY HARMAN, age 83, has been Executive Chairman of the Board since July 2000 and has served as Chairman of the Board and as a Director of the Company since the Company's founding in 1980. Dr. Harman also served as Chief Executive Officer of the Company from 1980 to 1998. Dr. Harman served as Deputy Secretary of Commerce of the United States from 1977 through 1978. His current term as a Director expires at the 2002 Annual Meeting.

     SHIRLEY MOUNT HUFSTEDLER, age 76, has been a Director of the Company since September 1986. Ms. Hufstedler has been in private law practice for the past 19 years. Since 1995, she has been with the law firm of Morrison & Foerster, LLP. From 1981 to 1995, Ms. Hufstedler was with the firm of Hufstedler & Kaus. She served as Secretary of Education of the United States from 1979 to 1981 and as a judge on the United States Court of Appeals for the Ninth Circuit from 1968 to 1979. Ms. Hufstedler is Director Emeritus of US West, Inc. and Hewlett-Packard Company. Her current term as a Director expires at the 2002 Annual Meeting.

     EDWARD H. MEYER, age 74, has been a Director of the Company since 1990. Mr. Meyer has been the Chairman of the Board, Chief Executive Officer and President of Grey Global Group,

Inc., New York, New York since 1970. Mr. Meyer also serves as a Director for Ethan Allen Interiors, Inc. His current term as Director expires at the 2003 Annual Meeting.

     GREGORY P. STAPLETON, age 55, has been President of the Company since July 2000, Chief Operating Officer of the Company since 1998 and a Director of the Company since 1997. Mr. Stapleton also served as President of the Company's OEM Group from 1987 to 1998. Prior to his association with the Company, he was Senior Vice President of General Electric Venture Capital Corporation from 1986 to 1987 and was General Manager, Industrial Products Section, in the Factory Automation Products Division of General Electric Corporation from 1982 to 1985. His current term as Director expires at the 2003 Annual Meeting.

     STANLEY A. WEISS, age 74, has been a Director of the Company since 1997. From 1991 to 1997, Mr. Weiss served as Chairman of American Premier, Inc., a private mining, refractories, chemicals and mineral processing company. Prior to that he was Chairman and President of American Minerals. Mr. Weiss is also founder and Chairman of Business Executives for National Security (BENS). His current term as Director expires at the 2003 Annual Meeting.

                 THE BOARD, ITS COMMITTEES AND ITS COMPENSATION

     The Board held four meetings during fiscal year 2001. The Board has three standing committees: the Executive Committee, the Audit Committee and the Compensation and Option Committee ("Compensation Committee"). Since the Company does not have a standing committee on nominations, the full Board nominates candidates for Director. Each Director attended at least 75% of the meetings of the Board and the committees on which he or she served.

     The Executive Committee, consisting of Dr. Harman and Messrs. Girod and Stapleton, held five meetings during fiscal year 2001. The Executive Committee is empowered to exercise all power and authority of the Board in the management of the business affairs of the Company when the full Board is not in session, except for matters not permitted to be delegated to it under the Company's Restated and Amended Certificate of Incorporation or Bylaws.

     The Audit Committee, consisting of Ms. Hufstedler, Mr. Weiss, Mr. Meyer and Ms. Korologos, held three meetings during fiscal year 2001. The Audit Committee, together with Company management, the internal auditors and the independent auditors, reviews the financial reports and other financial information provided by the Company to governmental bodies or to the public; it monitors the Company's financial reporting process and internal control system; and it recommends independent auditors for the Board's approval. A report of the Audit Committee appears later in this Proxy Statement. In addition, a copy of the current Audit Committee Charter, which was adopted by the Board in March 2000 and reaffirmed by the Board in March 2001, is included as Appendix A to this Proxy Statement.

     The Compensation Committee, consisting of Ms. Hufstedler and Mr. Weiss, held two meetings during fiscal year 2001. The Compensation Committee establishes compensation each year for all of the executive officers, and it reviews these matters with the Executive Chairman and Chief Executive Officer. The Board has delegated to the Compensation Committee authority to decide certain matters relating to the Company's Key Executive Officers Incentive Plan, the Company's 1992 Incentive Plan and the Company's retirement plans.

     The Company does not pay fees to Directors who are officers of the Company or its subsidiaries. Non-officer Directors receive an annual fee of $35,000 plus $1,500 for each committee meeting attended on a day other than the day of a Board meeting. The Company reimburses all Directors for expenses incurred for attending meetings.

     The 1992 Incentive Plan provides that each non-officer Director who served during the prior fiscal year and continues to serve on the Board will receive at the time of each Annual Meeting an option to purchase 3,000 shares of Common Stock. Each non-officer Director is eligible for an additional option to purchase 750 shares of Common Stock if the Company achieves a return on consolidated equity for the prior fiscal year of at least 9% but less than 13%, or an additional option to purchase 1,500 shares of Common Stock if the Company achieves a return on consolidated equity of 13% or more. The exercise price of the options is the fair market value of the Common Stock on the date of the grant. Each option vests at a rate of 20% per year and expires ten years from the date of grant. At the time of the 2000 Annual Meeting, each non-officer Director (Ms. Hufstedler, Ms. Korologos, Mr. Meyer and Mr. Weiss) received an option to purchase 3,000 shares of Common Stock and an additional option to purchase 1,500 shares, because the Company achieved a return on consolidated equity of 15.2% for fiscal year 2000. At the time of the Meeting, each non-officer Director will receive an option to purchase 3,000 shares of Common Stock.

                      REPORT OF THE COMPENSATION COMMITTEE

     The Compensation Committee implements the Company's executive compensation program pursuant to authority delegated by the Board. As part of its responsibilities, the Compensation Committee establishes the compensation of the Company's executive officers and administers the Company's stock incentive awards to executive officers. The Compensation Committee is comprised of Ms. Hufstedler and Mr. Weiss, neither of whom is an officer or employee of the Company.

EXECUTIVE COMPENSATION PROGRAM

     The Company must attract and retain people who have demonstrated superior skills and experience and incentivize them by rewarding outstanding individual performance. The key elements of the Company's executive compensation program are (a) base salaries determined in light of competitive pay analysis and the executive's performance during the prior fiscal year; (b) cash bonus awards tied to either targeted returns on stockholder equity or to Company and individual performance during the prior fiscal year; and (c) grants of stock options to align the interests of management with those of the stockholders.

     SALARY. Base salaries are established in light of both competitive pay data and performance review. The Company's competitive pay structure is built by reference to market data; performance is reviewed at the end of each fiscal year.

     In July 2000, the Compensation Committee reviewed the Company's results of operations for fiscal year 2000 and competitive pay practices data. Some of the data were obtained from surveys furnished by outside compensation consulting firms of compensation practices among companies in the electrical and electronics industries and companies similar in size to the Company. The survey group differs from the comparison group used in the Company's stock performance graph (see "Stock Price Performance Graph") because the Compensation Committee believes that the survey group offers more reliable information on compensation practices and better represents competitors for executive officer candidates. Consistent with the Company's past practice, the Compensation Committee sought to establish base salaries for fiscal year 2001 at the 50th-75th percentile of base salaries for the survey group of companies.

     BONUS. Cash bonus awards are made pursuant to the Key Executive Officers Incentive Plan when specific returns on stockholder equity, as determined by the Compensation Committee for the given fiscal year, are achieved. Amounts awarded under the Key Executive Officers Incentive Plan are intended to constitute qualified "performance-based compensation" for tax purposes. The targeted return on stockholder equity for fiscal year 2001 was 10%.

     If no bonus awards are made under the Key Executive Officers Incentive Plan, discretionary bonuses may be awarded based on the financial and operational performance of the Company and the executive officer's achievements as measured against specific performance objectives. Performance objectives vary from officer to officer but normally include business unit financial objectives (such as sales growth targets), other non-financial business objectives (such as timely introduction of new products) and personal development objectives (such as effective interaction with other business units). The Executive Chairman may recommend that the Compensation Committee authorize discretionary bonuses based on performance in these areas. In August 2001, the Compensation Committee authorized discretionary bonus awards for Dr. Harman and Messrs. Girod, Stapleton, Meredith and Palin.

     EQUITY BASED COMPENSATION. The Company's stock option program is designed to increase share value by aligning executive officers' long-term interests with those of the stockholders. Executive officers and other key employees are eligible to participate in the program. The Executive Chairman makes recommendations to the Compensation Committee based upon an assessment of each officer's performance and a need for further long-term performance incentives. The Compensation Committee believes that equity incentives for key executive officers are in the best interests of the Company.

FISCAL YEAR 2001 COMPENSATION FOR THE EXECUTIVE CHAIRMAN AND THE CHIEF EXECUTIVE OFFICER

     SALARY. During fiscal year 2001, Dr. Harman was paid a base salary of $891,667, and Mr. Girod was paid a base salary of $833,333. These salaries were based on their leadership in creating the proper corporate environment and structure for accelerated growth in sales, earnings and share value, and overall results during fiscal year 2000. These salaries were also based on competitive pay practices data reviewed by the Compensation Committee during July 2000.

     BONUS. In August 2001, the Compensation Committee authorized discretionary bonus awards of $500,000 for each of Dr. Harman and Mr. Girod, for their success in achieving performance objectives during fiscal year 2001.

     EQUITY BASED COMPENSATION. In August 2000, the Compensation Committee granted options to each of Dr. Harman and Mr. Girod. Under the grants and after adjustment for the two-for-one stock split that was implemented September 19, 2000, effective as of August 28, 2000 ("Stock Split"), each of Dr. Harman and Mr. Girod received options to purchase 100,000 shares of Common Stock at an exercise price of $31.375 per share, the market value of the Common Stock on that date. Although not awarded in fiscal year 2001, in August 2001 the Compensation Committee granted options to each of Dr. Harman and Mr. Girod to purchase 75,000 shares of Common Stock at an exercise price of $36.89 per share, the market value of the Common Stock on that date.

OPTION GRANTS TO OTHER KEY EMPLOYEES

     In August 2001, the Compensation Committee granted options to purchase 75,000 shares of Common Stock to each of Messrs. Stapleton and Meredith at an exercise price of $36.89 per share, the market value on the date of the grant of the options. In March 2001, the Compensation Committee also approved the grant of options to purchase 10,000 shares of Common Stock to Mr. Palin at an exercise price of $24.90 per share, the market value of the Common Stock on the date of the grant.

STATUS OF REPORT

     The foregoing report on 2001 Executive Compensation provided by the Compensation Committee shall not be deemed to be "soliciting material," or to be "filed" with the Securities and Exchange Commission ("Commission") or subject to Regulation 14A promulgated by the Commission or Section 18 of the Securities Exchange Act of 1934, as amended.

                                          Shirley Mount Hufstedler
                                          Stanley A. Weiss

                       COMPENSATION OF EXECUTIVE OFFICERS

SUMMARY COMPENSATION TABLE

     The following table discloses compensation received by the Company's Executive Chairman, the Chief Executive Officer and the other three most highly paid executive officers for the three fiscal years ended June 30, 1999, 2000 and 2001:

                                                       ANNUAL COMPENSATION               LONG-TERM COMPENSATION
                                              -------------------------------------   -----------------------------
                                                                                        OPTIONS
                                     FISCAL                          OTHER ANNUAL       GRANTED        ALL OTHER
    NAME AND PRINCIPAL POSITION       YEAR     SALARY     BONUS     COMPENSATION(1)   (SHARES)(2)   COMPENSATION(3)
    ---------------------------      ------   --------   --------   ---------------   -----------   ---------------
Sidney Harman                         2001    $891,667   $500,000       $62,356         100,000         $13,750
  Executive Chairman of the           2000     850,000    750,000            --         100,000          12,000
  Board                               1999     850,000    425,000            --               0          12,000

Bernard A. Girod                      2001     833,333    500,000            --         100,000          13,750
  Vice Chairman of the Board          2000     725,000    750,000            --         100,000          12,000
  and Chief Executive Officer         1999     583,333    425,000            --         240,000          12,000

Gregory P. Stapleton                  2001     729,167    500,000            --         100,000          13,750
  President and                       2000     604,166    750,000            --         100,000          12,000
  Chief Operating Officer             1999     498,077    425,000            --         200,000          12,800

Frank Meredith                        2001     533,333    300,000            --         100,000          13,750
  Executive Vice President and        2000     433,333    450,000            --         100,000          12,000
  Chief Financial Officer             1999     341,667    250,000            --         160,000          12,000

William Palin(4)                      2001     263,619     63,689            --          10,000          25,394
  Vice President -- Controller        2000     260,722     91,038            --          15,000          25,378
                                      1999     246,960     63,092            --          10,000          24,037

------------
(1) For fiscal year 2001, includes $32,188 relating to Company-owned vehicles used by Dr. Harman. Perquisites and other personal benefits received by the Company's executive officers identified above in fiscal years 2001 (other than for Dr. Harman), 2000, and 1999 are not included in the Summary Compensation Table because the aggregate amount of such compensation, if any, did not meet disclosure thresholds established under the Commission's current regulations.

(2) Share amounts reflect the Stock Split.

(3) For Dr. Harman and Messrs. Girod, Stapleton and Meredith, the amounts shown for fiscal year 2001 as All Other Compensation include Company contributions into the Company's Retirement Savings Plan. For Mr. Palin, the amounts shown for fiscal year 2001 represent Company contributions to his Personal Pension Scheme, a defined contribution plan established under the laws of the United Kingdom.

(4) Mr. Palin's salary and other compensation, and contributions to his Personal Pension Scheme were converted from British Pounds Sterling to U.S. Dollars using average exchange rates for the periods covered. His bonus compensation was converted at the exchange rate on the date the bonus was awarded.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table shows grants of stock options under the 1992 Incentive Plan to the named executive officers during fiscal year 2001.

                                          PERCENT OF
                                         TOTAL OPTIONS
                            NUMBER OF     GRANTED TO       PER SHARE                        GRANT DATE
                             OPTIONS     EMPLOYEES IN       EXERCISE                         PRESENT
           NAME             GRANTED(1)    FISCAL YEAR       PRICE(1)      EXPIRATION DATE    VALUE(2)
           ----             ----------   -------------   --------------   ---------------   ----------
Sidney Harman (3).........   100,000         11.7%          $31.375           8/7/2010      $1,630,824
Bernard A. Girod(3).......   100,000         11.7%           31.375           8/7/2010       1,630,824
Gregory P. Stapleton(3)...   100,000         11.7%           31.375           8/7/2010       1,630,824
Frank Meredith(3).........   100,000         11.7%           31.375           8/7/2010       1,630,824
William Palin(4)..........    10,000          1.2%           24.900          3/29/2011         129,426

---------------
(1) The number of options granted and exercise price reflect the Stock Split.

(2) Based on the Black-Scholes option price model, which requires assumptions to be made about the future changes in the price of the Company's Common Stock. The Company used the following assumptions to estimate the Grant Date Present Value: an estimated dividend yield of $0.10 per share; an estimated risk-free interest rate of 3.875%; an estimated volatility of 56%; and an option term of 2.25 years representing the estimated period from time of vesting until exercise of the options. There is no assurance that the actual value realized by an executive officer will equal the amount estimated based upon the Black-Scholes option pricing model.

(3) Represents stock options granted on August 7, 2000 under the 1992 Incentive Plan, as disclosed in the Compensation and Option Committee Report included in last year's proxy statement. The exercise price of the option is equal to the market value of the Common Stock on the date of grant. Commencing one year from the date of grant, the options vest annually at a rate of 20%.

(4) Represents stock options granted on March 29, 2001 under the 1992 Incentive Plan. The exercise price of the option is equal to the market value of the Common Stock on the date of grant. Commencing one year from the date of grant, the options vest annually at a rate of 20%.

OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

     For each of the named executive officers, the following table shows stock options exercised during fiscal year 2001 and the value of unexercised options as of June 30, 2001.

                        NUMBER                   NUMBER OF UNEXERCISED         VALUE OF UNEXERCISED
                       OF SHARES                   OPTIONS AT FISCAL          IN-THE-MONEY OPTIONS AT
                       ACQUIRED                        YEAR-END                   FISCAL YEAR-END
                          ON        VALUE     ---------------------------   ---------------------------
        NAME           EXERCISE    REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
        ----           ---------   --------   -----------   -------------   -----------   -------------
Sidney Harman........        0     $      0    1,164,500       180,000      $27,243,167    $1,958,700
Bernard A. Girod.....    6,930      146,726      378,770       224,000        6,795,337     2,710,660
Gregory P.
  Stapleton..........        0            0      345,400       224,000        6,197,036     2,710,660
Frank Meredith.......    4,000       47,000      200,000       191,000        3,575,375     2,146,690
William Palin........        0            0       25,700        33,600          448,713       499,899

DEFERRED COMPENSATION PLAN

     The Company's Deferred Compensation Plan ("Deferred Compensation Plan") provides supplemental retirement benefits for executive officers designated by the Deferred Compensation Plan's administrative committee, the members of which are appointed by the Board. Prior to the beginning of each fiscal year, each participant may elect to defer up to 100% of annual base salary and bonus on a pre-tax basis to a deferral account. These amounts are always fully vested, subject to a 10% penalty on any unscheduled withdrawals. The Company may decide to make contributions on a pre-tax basis to a participant's account, subject to a vesting schedule. In the event of a change in control, all of a participant's accounts vest immediately and the Company indemnifies the participant for any expense incurred in enforcing the participant's rights under the Deferred Compensation Plan.

     Participants specify that portions of their accounts are deemed invested in designated benchmark funds. The Company credits earnings to the accounts based on the rate of return of the designated funds. Upon retirement or termination of employment other than due to death, participants may receive their account balances in the form of a lump sum payment or in annual installments. In the event of death prior to the commencement of benefits or during payment of installments, the balances in a participant's vested accounts as of the date of death are payable to the participant's beneficiaries.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

     The Company's Supplemental Executive Retirement Plan ("Supplemental Plan") provides supplemental retirement, termination and death benefits to key executive officers designated by the Board. Dr. Harman and Messrs. Girod, Stapleton and Meredith have been designated as Supplemental Plan participants; Mr. Palin has not been designated as a participant. Dr. Harman has 21 years, Mr. Girod 14 years, Mr. Stapleton 13 years and Mr. Meredith 16 years of service credited under the Supplemental Plan. All Supplemental Plan benefits are subject to deductions for Social Security and federal, state and local taxes.

     RETIREMENT BENEFIT. Retirement benefits are based on the average of the participant's highest cash compensation (base salary and bonus) during any five consecutive years ("Average Cash Compensation"). A participant retiring at age 65 or older receives an annual retirement benefit equal to 3 1/3% of Average Cash Compensation per year of service up to a maximum of 50%. If a participant's employment is terminated within three years after a change in control, the participant vests with maximum retirement benefits regardless of age or years of service and the Company indemnifies the participant for any expense incurred in enforcing the participant's rights in the retirement benefit under the Supplemental Plan. Unless another form of payment is approved by the Supplemental Plan committee appointed by the Board, benefits are payable monthly in the form of a life annuity. If the participant dies prior to receiving 10 years of benefits, they are paid to the participant's beneficiary for the remainder of that period.

     The following table sets forth the annual retirement benefits that would be received under the Supplemental Plan at the specified compensation levels after the specified years of service:

                                  YEARS OF SERVICE
               ------------------------------------------------------
REMUNERATION      3          6          9          12          15
------------   --------   --------   --------   --------   ----------
    800,000      80,000    160,000    240,000    320,000      400,000
    900,000      90,000    180,000    270,000    360,000      450,000
  1,000,000     100,000    200,000    300,000    400,000      500,000
  1,100,000     110,000    220,000    330,000    440,000      550,000
  1,200,000     120,000    240,000    360,000    480,000      600,000
  1,300,000     130,000    260,000    390,000    520,000      650,000
  1,400,000     140,000    280,000    420,000    560,000      700,000
  1,500,000     150,000    300,000    450,000    600,000      750,000
  1,600,000     160,000    320,000    480,000    640,000      800,000
  1,700,000     170,000    340,000    510,000    680,000      850,000
  1,800,000     180,000    360,000    540,000    720,000      900,000
  1,900,000     190,000    380,000    570,000    760,000      950,000
  2,000,000     200,000    400,000    600,000    800,000    1,000,000

     TERMINATION BENEFIT. A participant who retires or whose employment is terminated prior to age 65 with at least 15 years of service, and who is not otherwise entitled to benefits under the Supplemental Plan, is entitled to an annual termination benefit equal to 30% of Average Cash Compensation, increased by 4% for each year of service over 15 years, up to a maximum of 50%. The benefit commences upon the later of termination of the participant's employment, other than due to death, or the participant reaching age 55. Benefits are payable in the same manner as retirement benefits.

     In June 2000, the Compensation Committee modified the termination benefits for Messrs. Girod and Stapleton. Effective September 24, 1999, Mr. Girod vested in an annual termination benefit equal to 26% of Average Cash Compensation, increased by 2% per year for the following two years of service and by 4% per year of service thereafter, up to a maximum of 50%. Mr. Stapleton vested in an annual termination benefit equal to 24% of Average Cash Compensation, increased by 2% per year for the following three years of service and by 4% per year of service thereafter, up to a maximum of 50%.

     The following table sets forth the annual termination benefits that would be received under the Supplemental Plan at the specified compensation levels after the specified years of service:

                                                  YEARS OF SERVICE
               ---------------------------------------------------------------------------------------
REMUNERATION      13         14         15         16         17         18         19          20
------------   --------   --------   --------   --------   --------   --------   --------   ----------
    800,000     208,000    224,000    240,000    272,000    304,000    336,000    368,000      400,000
    900,000     234,000    252,000    270,000    306,000    342,000    378,000    414,000      450,000
  1,000,000     260,000    280,000    300,000    340,000    380,000    420,000    460,000      500,000
  1,100,000     286,000    308,000    330,000    374,000    418,000    462,000    506,000      550,000
  1,200,000     312,000    336,000    360,000    408,000    456,000    504,000    552,000      600,000
  1,300,000     338,000    364,000    390,000    442,000    494,000    546,000    598,000      650,000
  1,400,000     364,000    392,000    420,000    476,000    532,000    588,000    644,000      700,000
  1,500,000     390,000    420,000    450,000    510,000    570,000    630,000    690,000      750,000
  1,600,000     416,000    448,000    480,000    544,000    608,000    672,000    736,000      800,000
  1,700,000     442,000    476,000    510,000    578,000    646,000    714,000    782,000      850,000
  1,800,000     468,000    504,000    540,000    612,000    684,000    756,000    828,000      900,000
  1,900,000     494,000    532,000    570,000    646,000    722,000    798,000    874,000      950,000
  2,000,000     520,000    560,000    600,000    680,000    760,000    840,000    920,000    1,000,000

     DEATH BENEFIT. A pre-retirement death benefit equal to three times the highest annual cash compensation achieved by the participant during employment with the Company is paid to the beneficiaries of a participant who dies prior to the commencement of benefits under the Supplemental Plan. The benefit is paid to the participant's designated beneficiary in a single lump sum or, at the request of the beneficiary and with the consent of the administrative committee, the benefit may be paid in another form providing the actuarial equivalent of the lump sum payment. Any death benefit payable to Dr. Harman's designated beneficiary will be paid in five equal annual installments, providing the actuarial equivalent of the lump sum payment otherwise due.

SEVERANCE AND EMPLOYMENT AGREEMENTS

     The Company entered into Severance Agreements ("Severance Agreements"), containing materially identical terms and conditions, with each of Dr. Harman and Messrs. Girod, Stapleton and Meredith as of June 20, 2000. The Severance Agreements provide that if, within the two years following a change in control, the executive officer is terminated without cause or under certain circumstances terminates his own employment, then he is entitled to receive a severance payment equal to three times the sum of his highest annual base salary (during any period prior to his termination) and his highest incentive pay (during the three fiscal years preceding the change in control). The Severance Agreements also provide that the Company will pay the executive officer an additional amount for excise taxes, subject to a limitation based on the overall cost of the Severance Agreements, including any additional payment for excise taxes. Unless the executive officer or the Company notifies the other by September 30 that it does not wish the agreement to be extended, each Severance Agreement is automatically extended on the following January 1 for an additional year.

     Mr. Palin serves as Vice President-Controller of the Company pursuant to an employment agreement dated April 4, 2001 which provides for an annual base salary of GBP185,000 as well as rights under the Company's stock option plans and UK health and life insurance plans. Under the employment agreement, either the Company or Mr. Palin may terminate his employment upon 12-months prior notice, given no earlier than June 30, 2003.

OPTION REPURCHASES

     In 1998, the Board of Directors made special stock option awards to Messrs. Girod, Stapleton and Meredith. Under the awards and after adjustment for the Stock Split, Mr. Girod received options to purchase 240,000 shares of Common Stock, Mr. Stapleton received options to purchase 200,000 shares of Common Stock and Mr. Meredith received options to purchase 160,000 shares of Common Stock. The exercise price of the options (as adjusted for the Stock Split) was $19.875 per share, the market price of the Common Stock at the time of the option award. The options were to become exercisable only upon the achievement of certain performance targets defined by reference to the 30-day average closing price of the Common Stock. Adjusted for the Stock Split, one-third of the options would become exercisable when each of three target prices were achieved: $27.50 per share, $32.50 per share and $37.50 per share. The target prices represented a premium of 38.4%, 63.5% and 88.7% over the market price of the Common Stock on the grant date.

     The stock option awards were made to the key executives at a time when their services were critical to the Company and when many technology companies, large and small, were attempting to recruit experienced senior executives. The program has been successful in retaining the services of these key officers, they have performed as expected, and the stock price has exceeded the prescribed levels. As a result, the options became fully exercisable.

     The Executive Chairman proposed that since each of the executives has personal financial needs, those needs could be satisfied and the Company's interests could be well served through the purchase of the options by the Company from the executives at a price that did not exceed the difference between the market price of the Common Stock and the exercise price of the options. The Executive Chairman believed that the purchase of the options at this price was an opportunity for the Company because it has an ongoing stock repurchase program and it was unlikely that the Company could purchase 600,000 shares at the current market price. Further, absent the repurchase, the options would remain exercisable for seven years and the Executive Chairman believes that in that period the stock price may be substantially higher.

     The Board had previously authorized a continuation of the Company's stock repurchase program for an additional 1,000,000 shares in fiscal year 2002. Repurchasing the options to purchase 600,000 shares would satisfy more than half of that objective at a price substantially lower than it would likely cost to purchase the stock in the open market.

     Based on the foregoing analysis, the Executive Chairman recommended to the Board that the Company purchase 600,000 options from the executives at a price of $18.125 per option. The price represents the difference between $38, the approximate trading price of the Common Stock at the beginning of the current fiscal year, and the $19.875 exercise price of the options. The closing price of the Common Stock on September 10, 2001 was $39.61. In reaching its decision to repurchase the options at $18.125, the Board noted that the 30-day average closing price of the Common Stock was approximately $38 per share.

     On September 10, 2001, the Board approved payment for the repurchase of the options at $18.125 per option. As a result of the option repurchases, the Company has paid Mr. Girod $4,350,000, Mr. Stapleton $3,625,000, and Mr. Meredith $2,900,000. The repurchase of the options will have no effect on the Company's earnings in fiscal year 2002 or thereafter because the impact on earnings was fully accrued prior to the beginning of the fiscal year 2002.

     Following the option repurchase, the four top executives in the Company, including the Executive Chairman, continue to beneficially own shares of the Company's Common Stock

(including vested options to purchase Common Stock) representing approximately 9.7% of the total number of outstanding shares, a strong equity position for top management.

                         REPORT OF THE AUDIT COMMITTEE

     The Board of Directors adopted the Audit Committee Charter ("Charter") in March 2000 and reaffirmed the Charter in March 2001. A copy of the Charter is included as Appendix A to this Proxy Statement. The Audit Committee is currently composed of four directors who are not officers or employees of the Company or its subsidiaries. All members of the Audit Committee are "independent" as that term is defined by the New York Stock Exchange's listing standards.

     The Audit Committee reviewed the Company's audited financial statements ("Financial Statements") appearing in the Company's Annual Report on Form 10-K for fiscal year 2001, and discussed the Financial Statements with the Company's management and KPMG LLP, the Company's independent auditors. The Audit Committee also discussed with the Company's independent auditors those matters required to be discussed under SAS No. 61 and SAS No. 90 (Codification of Statements and Auditing Standards, Communication with Audit Committees).

     The Audit Committee has also received and reviewed the written disclosures and the letter from KPMG LLP required by Independence Standards Board Standard No. 1 ("Independence Discussions with Audit Committees"), and has discussed with KPMG LLP their independence.

     Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for fiscal year 2001, filed with the Commission.

     This report is submitted by the members of the Audit Committee.

                                          Shirley Mount Hufstedler
                                          Stanley A. Weiss
                                          Ann McLaughlin Korologos
                                          Edward H. Meyer

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table shows, as of August 1, 2001, the beneficial ownership of the Company's Common Stock for (a) all stockholders known by the Company to beneficially own more than 5% of the Common Stock, (b) each of the Company's current Directors, (c) the Company's Chief Executive Officer and the four other most highly paid executive officers of the Company and (d) all of the Company's Directors and executive officers as a group. Some of the information in the table is based upon information contained in filings made by the beneficial owner with the Commission.

                                              AMOUNT AND NATURE OF
                   NAME                      BENEFICIAL OWNERSHIP(1)   APPROXIMATE PERCENT
                   ----                      -----------------------   -------------------
FMR Corp.
  82 Devonshire Street
  Boston, Massachusetts 02109..............         3,187,200(2)               9.9 %
T. Rowe Price Associates, Inc. ............         2,402,300(3)               7.5 %
  100 East Pratt Street
  Baltimore, Maryland 21202
Reich & Tang Asset Management L.P. ........         1,678,200(4)               5.2 %
  600 Fifth Avenue
  New York, New York 10020
Sidney Harman..............................         2,585,257(5)               7.8 %
  Harman International Industries,
     Incorporated
  1101 Pennsylvania Avenue, N.W
  Suite 1010
  Washington, D.C. 20004
Bernard A. Girod...........................           555,965(6)               1.7 %
Shirley M. Hufstedler......................            52,156                  *
Ann McLaughlin Korologos...................            20,310                  *
Edward H. Meyer............................            86,704                  *
Stanley A. Weiss...........................            18,300                  *
Gregory P. Stapleton.......................           470,465(7)               1.4 %
Frank Meredith.............................           277,077(8)               *
William Palin..............................            33,500                  *
All Directors and executive officers as a
  group (12 persons).......................         4,168,977(9)              12.1 %

---------------
  *  Less than 1%

 (1) Under the rules of the Commission, a beneficial owner of a security is one who has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security. Accordingly, more than one person may be a beneficial owner of the same securities. A person also beneficially owns any securities to which that person has the right to acquire beneficial ownership within 60 days. Accordingly, the table includes shares of Common Stock that may be acquired pursuant to stock options exercisable within 60 days from August 1, 2001 as follows: Dr. Harman (1,204,500 shares), Mr. Girod (446,770 shares), Ms. Hufstedler (49,126 shares), Ms. Korologos (20,100 shares), Mr. Meyer (39,426 shares), Mr. Weiss (7,400 shares), Mr. Stapleton (413,400 shares), Mr. Meredith (247,000 shares), Mr. Palin (29,300 shares) and all Directors and executive officers as a group (2,514,102 shares).

 (2) Information in this table and its notes with respect to FMR Corp. is derived from the Schedule 13G filed on February 14, 2001 with the Commission by and on behalf of FMR Corp. Edward C. Johnson 3d, Chairman of FMR Corp. and his wife Abigail P. Johnson, a Director of FMR Corp. are also deemed to be the beneficial owners of the 3,187,200 shares of Common Stock reported in the table as beneficially owned by FMR Corp. by virtue of their positions with and ownership of FMR Corp. Of the 3,187,200 subject shares, 21,100 shares are held in an institutional account managed by Fidelity Management Trust Company, a wholly-owned subsidiary of FMR Corp., with respect to which each of FMR Corp. and Edward
     C. Johnson 3d has sole dispositive power and sole voting power, and 3,166,100 shares are held by several investment companies for which Fidelity Management & Research Company, a wholly-owned subsidiary of FMR Corp., serves as investment adviser and for which each of FMR Corp. and Edward C. Johnson 3d has sole dispositive power but no voting power.

 (3) Information in this table and its notes with respect to T. Rowe Price Associates, Inc. ("Price Associates") is derived from the Schedule 13G filed on February 7, 2001 with the Commission by and on behalf of Price Associates. Price Associates has indicated that these securities are owned by various individual and institutional investors, for which Price Associates serves as investment advisor with the power to direct investments and/or sole power to vote the securities, and for purposes of the reporting requirements of the Securities Exchange Act of 1934 Price Associates is therefore deemed to be a beneficial owner of the securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

 (4) Information in this table and its notes with respect to Reich & Tang Asset Management L.P. ("Reich & Tang") is derived from the Schedule 13G filed on February 27, 2001 with the Commission by and on behalf of Reich & Tang. Reich & Tang beneficially owns 1,678,200 shares on behalf of client investment advisory accounts, with respect to which Reich & Tang holds shared voting power and shared dispositive power.

 (5) This amount includes: 802,646 shares held in a trust for which Dr. Harman has sole dispositive and sole voting power; 122,994 shares held in two irrevocable trusts for various family members for which Dr. Harman has sole voting power but shared dispositive power; 200,000 shares held by the Sidney Harman Charitable Remainder Trust for which Dr. Harman acts as co-trustee and for which he has shared dispositive power and shared voting power; and 186,225 shares held by family members for which Dr. Harman has sole voting power pursuant to revocable proxies and for which Dr. Harman disclaims beneficial ownership. As noted in footnote 1, the number of shares beneficially owned by Dr. Harman also includes 1,204,500 shares that may be acquired pursuant to stock options exercisable within 60 days from August 1, 2001. The 1,204,500 shares subject to stock options include a long-term performance incentive option to purchase 630,000 shares granted to Dr. Harman on November 9, 1993 (as adjusted to reflect the 5% stock dividend paid by the Company in August 1995 and the Stock Split). Because the Company exceeded the performance criteria for each of fiscal years 1995, 1996, 1997, 1998, and 2000 the shares relating to this option are now fully exercisable.

 (6) This amount includes 7,393 shares held by Mr. Girod in the Company's
     Section 401(k) Retirement Savings Plan ("401(k) Plan"); this amount does not reflect the Company's repurchase of stock options from Mr. Girod, as discussed elsewhere in this Proxy Statement.

 (7) This amount includes 12,985 shares held by Mr. Stapleton in the 401(k) Plan; this amount does not reflect the Company's repurchase of stock options from Mr. Stapleton, as discussed elsewhere in this Proxy Statement.

 (8) This amount includes 8,684 shares held by Mr. Meredith in the 401(k) Plan; this amount does not reflect the Company's repurchase of stock options from Mr. Meredith, as discussed elsewhere in this Proxy Statement.

 (9) This amount includes 29,535 shares held by all Directors and executive officers as a group in the 401(k) Plan; this amount does not reflect the Company's repurchase of stock options from Messrs. Girod, Stapleton and Meredith, as discussed elsewhere in this Proxy Statement.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's Directors and executive officers and persons who beneficially own more than 10% of the Company's Common Stock to file initial reports of ownership and reports of changes in ownership with the Commission. Directors, executive officers, and greater than 10% beneficial owners are required by the Commission to furnish the Company with copies of all Section 16(a) forms filed by such persons.

     Based solely on a review of the copies of such forms furnished to the Company and written representations from the Company's Directors and executive officers, the Company believes that all Section 16(a) filing requirements applicable to its Directors and executive officers were complied with during fiscal year 2001.

                         STOCK PRICE PERFORMANCE GRAPH

     The following graph compares cumulative total returns (assuming reinvestment of dividends) on the Common Stock, the S&P Composite-500 Stock Index and a peer company index (based on the Company's Standard Industrial Code) for the five-year period ending June 30, 2001. This stock price performance graph assumes that the value of the investment in the Common Stock and each index was $100 on July 1, 1996. The stock price performance shown on the graph below is not necessarily indicative of future price performance.

                                                  HARMAN INTERNATIONAL            S&P 500 INDEX                PEER GROUP
                                                  --------------------            -------------                ----------
Jun96                                                       100                         100                         100
Jun97                                                     85.91                       134.7                      128.06
Jun98                                                     78.86                      175.33                      121.07
Jun99                                                     90.58                      215.22                      152.77
Jun00                                                    126.18                      230.83                      265.05
Jun01                                                    158.03                      196.59                      186.95

     The peer company index was derived using the following peer companies:
Boston Acoustics, Inc., Carver Corp., Emerson Radio, Home Theater Products International, Inc. (through June 1997 only), Koss Corp., Pioneer Corporation
(ADRs), Polk Audio, Incorporated (through June 1998 only), Sensory Science Corporation, Sony Corp. (American shares) and Zenith Electronics Corp.

                              INDEPENDENT AUDITOR

     SELECTION. KPMG LLP served as the Company's independent auditor for fiscal year 2001 and has been selected by the Board to serve as the Company's independent auditor for fiscal year 2002. Representatives of KPMG LLP who attend the Meeting will have an opportunity to make a statement and will be available to respond to questions.

     AUDIT FEES. Fees related to the fiscal year 2001 audit of the Company's annual financial statements and review of those financial statements included in the Company's quarterly reports on Form 10-Q totaled $1,021,993, all of which had been billed as of August 15, 2001.

     FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES. The Company did not engage KPMG LLP to provide advice to the Company regarding financial information systems design and implementation during fiscal year 2001.

     ALL OTHER FEES. Fees billed to the Company by KPMG LLP for all other non-audit services performed for the Company during fiscal year 2001, including tax related services, totaled $311,881 as of August 15, 2001. The Audit Committee considered whether the provision of non-audit services by KPMG LLP is compatible with maintaining KPMG LLP's independence with respect to the Company.

                 STOCKHOLDER PROPOSALS FOR 2002 ANNUAL MEETING

     In order to be included in the Company's proxy materials for the 2002 Annual Meeting of the Stockholders, a stockholder proposal must be received in writing by the Company at 1101 Pennsylvania Avenue, N.W., Suite 1010, Washington, D.C. 20004 by May 17, 2002, and otherwise comply with all requirements of the Commission for stockholder proposals. In addition, the Company's By-Laws provide that any stockholder who desires to bring a proposal before an annual meeting must give timely written notice of the proposal to the Secretary. To be timely, the notice must be delivered to the above address not less than 60 days before the first anniversary of the date on which the Company first mailed its proxy materials for the immediately preceding annual meeting; stockholder proposals for the 2002 Annual Meeting must be received not later than July 16, 2002. However, the Company's By-Laws also provide that if an annual meeting is not publicly announced at least 75 calendar days prior to the date of the annual meeting, then stockholder proposals for that annual meeting must be received by the close of business on the 10th calendar day following the day on which the date of the annual meeting is announced. The notice must also describe the stockholder proposal in reasonable detail and provide certain other information required by the By-Laws. A copy of the By-Laws is available upon request from the Company's Secretary.

                                 OTHER MATTERS

     The Company bears the cost of preparing and mailing the Proxy Statement, the form of proxy and any other material sent to stockholders in connection with this solicitation. In addition to solicitations by mail, officers and other employees of the Company may solicit proxies personally or by telephone or facsimile.

     The Board does not intend to present and knows of no others who intend to present any matter of business at the Meeting other than those matters set forth in the accompanying Notice of Annual Meeting of Stockholders. However, if other matters properly come before the Meeting, it is the intention of the persons named in the enclosed proxy card to vote the proxy in accordance with their best judgment.

                                          By Order of the Board of Directors

                                          /s/ Bernard A. Girod
                                          Bernard A. Girod
                                          Vice Chairman and
                                          Chief Executive Officer
Washington, D.C.
September 14, 2001

     THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR FISCAL YEAR 2001, AS FILED BY THE COMPANY WITH THE SECURITIES AND EXCHANGE COMMISSION, IS AVAILABLE WITHOUT CHARGE TO EACH STOCKHOLDER UPON WRITTEN REQUEST TO SANDRA B. ROBINSON, VICE PRESIDENT, HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED, 1101 PENNSYLVANIA AVENUE, N.W., SUITE 1010, WASHINGTON, D.C. 20004.

                                                                      APPENDIX A

           CHARTER FOR THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
                    OF HARMAN INTERNATIONAL INDUSTRIES, INC.

--------------------------------------------------------------------------------

I.  PURPOSE

   The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing: the financial reports and other financial information provided by the Corporation to any governmental body or the public; the Corporation's systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; and the Corporation's auditing, accounting and financial reporting processes generally. Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the Corporation's policies, procedures and practices at all levels. The Audit Committee's primary duties and responsibilities are to:

            Serve as an independent and objective party to monitor the Corporation's financial reporting process and internal control system.

            Review and appraise the audit efforts of the Corporation's independent accountants and internal auditing department.

            Provide an open avenue of communication among the independent accountants, financial and senior management, the internal auditing department, and the Board of Directors.

The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV of this Charter.

II.  COMPOSITION

    The Audit Committee shall be comprised of the four independent directors, each of whom is free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. Each of the independent directors is financially literate and at least one member of the Committee shall have financial management experience, as the Board, in its business judgment, has determined.

    The compensation of the Committee (all independent directors) will be reconfirmed at the annual organizational meeting of the Board. The Chair of the Committee will be elected by the full Board.

III. MEETINGS

   The Committee shall meet at least two times annually. The Committee should meet at least annually with management and the independent accountants in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately. In addition, the Committee or at least its Chair should meet with the independent accountants and management at least twice annually to review the Corporation's financials.

                                           APPENDIX A -- AUDIT COMMITTEE CHARTER

IV. RESPONSIBILITIES AND DUTIES

   To fulfill its responsibilities and duties the Audit Committee shall:

   DOCUMENTS/REPORTS REVIEW

    1. Review and update this Charter periodically, at least annually, as conditions dictate.

    2. Review the Corporation's annual financial statements and any reports or other financial information submitted to any governmental body, or the public, including any certification, report, opinion, or review rendered by internal audit or the independent accountants.

   INDEPENDENT ACCOUNTANTS

    3. Recommend to the Board of Directors the selection of the independent accountants, considering independence and effectiveness and approve the fees and other compensation to be paid to the independent accountants.

    4. Obtain on a periodic basis from the independent accountants a written statement delineating all relationships between the Corporation and the independent auditor.

    5. Review the performance of the independent accountants and approve any proposed discharge of the independent accountants when circumstances warrant.

    6. Periodically consult with the independent accountants out of the presence of management about internal controls, effectiveness, and the quality of the Corporation's financial statements.

   FINANCIAL REPORTING PROCESSES

    7. In consultation with the independent accountants and the internal auditors, review the integrity of the Corporation's financial reporting processes, both internal and external.

   PROCESS IMPROVEMENT

    8. Following completion of the annual audit, review separately with management and the independent accountants any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

    9. Review any significant disagreement among management and the independent accountants or the internal auditing department in connection with the preparation of the financial statements.

   ETHICAL AND LEGAL COMPLIANCE

   10. Establish, review and update periodically a Code of Ethical Conduct and ensure that management has established a system to enforce this Code.

   11. Review management's monitoring of the Corporation's compliance with the Corporation's Ethical code, and ensure that management has the proper review system in place to ensure that Corporation's financial statements, reports and other financial information disseminated to governmental organizations, and the public satisfy legal requirements.

   12. Review, with the Corporation's counsel, legal compliance matters including corporate securities trading policies.

                                           APPENDIX A -- AUDIT COMMITTEE CHARTER

   13. Review, with the Corporation's counsel, any legal matter that could have a significant impact on the Corporation's financial statements.

   14. Perform any other activities consistent with this Charter, the Corporation's By-laws and governing law, as the Committee or the Board deems necessary or appropriate.

                  HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED
                ANNUAL MEETING OF STOCKHOLDERS-- NOVEMBER 5, 2001

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

       The undersigned hereby appoints each of Frank Meredith and Sandra B. Robinson, with the power to appoint his or her substitute, as Proxy and authorizes each to represent and vote all the shares of Common Stock of Harman International Industries, Incorporated that the undersigned may be entitled to vote at the Annual Meeting of Stockholders to be held on November 5, 2001 and at any adjournment thereof, as specified on the reverse side hereof and in the Notice of Annual Meeting of Stockholders and the Proxy Statement, each dated September 14, 2001.

       WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE HEREOF OR, IF NOT SPECIFIED, WILL BE VOTED FOR BOTH NOMINEES FOR DIRECTOR SET FORTH IN ITEM 1. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)






--------------------------------------------------------------------------------
                            - FOLD AND DETACH HERE -

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE DIRECTORS SET FORTH IN ITEM 1.

                                                                Please mark
                                                                your votes as  X
                                                                indicated in
                                                                this example.

1.  Election of Bernard A. Girod and Ann McLaughlin Korologos as DIRECTORS.

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THAT NOMINEE'S NAME.)

FOR both         WITHHOLD vote
nominees       for both nominees

  [ ]                [ ]


PLEASE MARK INSIDE BOXES SO THAT DATA PROCESSING EQUIPMENT WILL RECORD YOUR VOTE



Please date and sign exactly as the name appears to the left and return this proxy in the enclosed envelope. Persons signing as executors, administrators, trustees, etc. should so indicate. If shares are held jointly, each joint owner should sign. In the case of a corporation or partnership, the full name of the organization should be used and the signature should be that of a duly authorized officer or partner.

Dated                                                                     , 2001
     ---------------------------------------------------------------------


--------------------------------------------------------------------------------
                                    Signature


--------------------------------------------------------------------------------
                           Signature (if held jointly)


USING BLUE OR BLACK INK, PLEASE MARK, SIGN, AND PROMPTLY RETURN THIS PROXY CARD IN THE ENVELOPE PROVIDED

--------------------------------------------------------------------------------
                            - FOLD AND DETACH HERE -





                  HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED


                      YOUR VOTE IS IMPORTANT TO THE COMPANY


                      PLEASE SIGN AND RETURN YOUR PROXY BY
                    TEARING OFF THE TOP PORTION OF THIS SHEET
             AND RETURNING IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE